UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 18, 2004


                        NATURAL GAS SERVICES GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)



            Colorado                      1-31398                75-2811855
  (State or other jurisdiction        (Commission File         (IRS Employer
of  Incorporation or organization)         Number)           Identification No.)




2911 South County Road 1260 Midland, Texas                          79706
 (Address of Principal Executive Offices)                         (Zip Code)


                                  432-563-3974
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         On October 18, 2004, Natural Gas Services Group, Inc. entered into a Stock Purchase Agreement with Screw Compression Systems, Inc., or "SCS", and the stockholders of SCS. Under this agreement, Natural Gas Services Group agreed to purchase from Paul D. Hensley, Tony Vohjesus and Jim Hazlett, the "selling stockholders", all of the outstanding shares of capital stock of SCS.

         SCS is a privately owned manufacturer of natural gas compressors, with its principal offices located in Tulsa, Oklahoma.

         The selling stockholders will receive, in proportionate shares (based on their stock ownership of SCS), a total of $15 million, consisting of:

         o        $8 million in cash;

         o promissory notes issued by Natural Gas Services in the aggregate principal amount of $3 million bearing interest at the rate of four percent (4.00%) per annum, maturing three years from the date of closing and secured by a letter of credit in the face amount of $2 million; and

         o 609,576 shares of Natural Gas Services common stock valued at $4 million, based on the average of the daily closing prices of the common stock for the ninety consecutive trading days ended April 28, 2004. All of the shares, upon issuance, will be "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and will bear a legend to that effect.

         Under terms of the agreement, for a period of two years following the closing, the selling stockholders will have the right, subject to certain limitations, to include or "piggyback" the 609,576 shares of common stock received by them in the transaction in any registration statement filed by Natural Gas Services with the Securities and Exchange Commission.

         After the closing, SCS will be operated as a wholly owned subsidiary of Natural Gas Services and the selling stockholders will continue in their present positions with SCS under three-year employment agreements. In addition, at closing, Paul D. Hensley will be appointed to fill a vacancy existing on the Board of Directors of Natural Gas Services, to hold office until the next annual meeting of stockholders of Natural Gas Services at which directors are elected, and in connection with the next annual meeting of stockholders, Natural Gas Services will nominate Paul D. Hensley for election as a director to serve for a term the same as the class of directors then standing for election.

         Natural Gas Services has agreed to pay to Karifico Consultants a finder's fee in the amount of $150,000.

         The agreement is subject to customary closing conditions, including the approval by the American Stock Exchange of the common stock for listing on AMEX. Closing under the agreement is scheduled to occur not later than December 6, 2004. The agreement may be terminated by the selling stockholders or Natural Gas Services Group if the closing does not occur by December 6, 2004.



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

         Natural Gas Services Group has no material relationship with SCS or the selling stockholders other then with respect to the Stock Purchase Agreement.

         The foregoing is a summary of the material features of the agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.






















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

Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits

         The Exhibit listed below is filed as part of this Current Report on Form 8-K.

                  Exhibit No.       Description
                  -----------       -----------

                     4.1 Stock Purchase Agreement, dated October 18, 2004, by and among Natural Gas Services
                                    Group,  Inc.,  Screw  Compression   Systems,
                                    Inc., Paul D. Hensley,  Jim Hazlett and Tony
                                    Vohjesus












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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NATURAL GAS SERVICES GROUP, INC.


                                               By:  /s/ Wallace C. Sparkman
                                                  ------------------------------
                                                  Wallace C. Sparkman, President


Dated:  October 20, 2004



















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

                                  EXHIBIT INDEX



Exhibit No.                                    Description
-----------                                    -----------

   4.1 Stock Purchase Agreement, dated October 18, 2004, by and among Natural Gas Services Group, Inc., Screw Compression Systems, Inc., Paul D. Hensley, Jim Hazlett and Tony Vohjesus



















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